Exhibit 10.2
AppHarvest, Inc.
Amendment No. 1 2021 Equity Incentive Plan
Adopted by the Board of Directors: August 10, 2021

A.    AppHarvest, Inc., a Delaware public benefit corporation (the “Company”) previously established the Company’s 2021 Equity Incentive Plan (the “Plan”);

B.    The Plan currently provides for certain automatic increases in the number of shares reserved for future issuance pursuant to the Plan (the “Evergreen Provisions”); and

C.    The Company now wishes to amend the Plan to remove the Evergreen Provision.

Now therefore, effective immediately, the Plan is amended as follows:

1.    Section 2(a) is amended and restated to read in full as follows:

“(a)     Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 10,026,958 shares.”
In all other respects, the Plan remains the same.
[Signature Page Follows]

In Witness Whereof, the Company has caused this Amendment to the Plan to be executed as of the date as of August 10, 2021.
                    AppHarvest, Inc.

By: /s/ Jonathan Webb
                            Jonathan Webb
                            Chief Executive Officer